                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Annual Report on Form 10-K and to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-21425, 333-33779, 333-43333, 333-50855 and 333-50855-01) and on Form S-8 (File Nos. 33-38249, 33-26970,
333-03975, 333-33999 and 333-34001) of Tyco International Ltd. of our report dated January 31, 1997 on our audit of the consolidated statements of income, changes in shareholders' investment and cash flows of Keystone International, Inc. and subsidiaries for the year ended December 31, 1996, which financial statements are not included herein. It also should be noted that we have not audited any financial statements of Keystone International, Inc. and subsidiaries subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



                                                          Arthur Andersen LLP


December 9, 1998
Houston, Texas